================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                Amendment No. 1



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



                               October 24, 1997
          -----------------------------------------------------------
               Date of Report (Date of earliest event reported)


                    Computer Network Technology Corporation
                    ---------------------------------------
            (Exact name of registrant as specified in its charter)


       Minnesota                     0-13994                    41-1356476
------------------------     ------------------------     ---------------------
(State of Incorporation)     (Commission file number)       (I.R.S. Employer
                                                           Identification No.)

605 North Highway 169, Minneapolis, Minnesota                           55441
---------------------------------------------                        ----------
(Address of principal executive offices)                             (Zip Code)


                       Telephone Number:  (612) 797-6000
                       ---------------------------------
             (Registrant's telephone number, including area code)



================================================================================

This Form 8-K/A supplements Form 8-K filed on November 3, 1997 with the Securities and Exchange Commission. The Form 8-K described the acquisition by a wholly-owned subsidiary of the Registrant of the Internet Solutions Division owned by Apertus Technologies Incorporated. Capitalized terms used but not defined herein have the meaning assigned to them in the Form 8-K.

Item 7.  Financial Statements, Pro Forma Information and Exhibits
-------  --------------------------------------------------------

       The following financial information is being filed in order to satisfy the financial statement information requirement for the Form 8-K filed on November 3, 1997.

      (a) Financial Statements of Business Acquired
          -----------------------------------------

          Financial Statements of the Internet Solutions Division of Apertus Technologies Incorporated

               Report of Independent Auditors

               Balance Sheets as of March 30, 1997, March 31 1996 and September 28, 1997 (Unaudited)

               Statements of Operations for the Years Ended March 30, 1997, March 31, 1996 and April 2, 1995 and for the Six Months Ended September 28, 1997 and September 29, 1996 (Unaudited)

               Statements of Cash Flows for the Years Ended March 30, 1997, March 31, 1996 and April 2, 1995 and for the Six Months Ended September 28, 1997 and September 29, 1996 (Unaudited)

               Notes to Financial Statements

      (b) Pro Forma Financial Information
          -------------------------------

          Unaudited Pro Forma Combined Financial Information of Computer Network Technology Corporation and the Internet Solutions Division of Apertus Technologies Incorporated

          Description of the Unaudited Pro Forma Combined Financial Information

          Unaudited Pro Forma Combined Balance Sheet as of September 30, 1997

          Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 1996

          Unaudited Pro Forma Combined Statement of Operations for the Nine Months Ended September 30, 1997

          Notes to Unaudited Pro Forma Combined Financial Information

       (c)  Exhibits
            --------

            10.1 Asset Purchase Agreement dated October 24, 1997, between CNT Acquisition I Corporation, Computer Network Technology Corporation and Apertus Technologies Incorporated and certain of its subsidiaries (incorporated by reference to current report on Form 8-K dated October 24, 1997).

            23     Consent of Independent Auditors

Information contained herein may contain forward looking statements that involve risks and uncertainties with respect to the fair value of assets acquired, the amount of liabilities assumed, the allocation of the purchase price to the tangible and intangible assets acquired, including purchased in-process research and development, and otherwise. These forward looking statements include the words "believes", "expects", "anticipates" and similar expressions. These forward looking statements involve certain risks and uncertainties, including those related to general economic and business conditions, changes in market conditions and competitive pressures. In addition, the purchase price allocation includes preliminary estimates based upon CNT's initial review of the assets and liabilities acquired. The final allocation of the purchase price will be based in part on an independent valuation. There can be no assurance that the final purchase price allocation will be consistent with the allocation reflected in the accompanying unaudited pro forma combined financial information.

Item 7(a).  Financial Statements of Business Acquired


                         Report of Independent Auditors



The Board of Directors and Shareholders
Apertus Technologies Incorporated

We have audited the accompanying balance sheets of Internet Solutions Division (a division of Apertus Technologies Incorporated) as of March 30, 1997 and March 31, 1996, and the related statements of operations and cash flows for the years ended March 30, 1997, March 31, 1996 and April 2, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Solutions Division at March 30, 1997 and March 31, 1996, and the results of its operations and its cash flows for the years ended March 30, 1997, March 31, 1996 and April 2, 1995 in conformity with generally accepted accounting principles.


                                                           Ernst & Young LLP


December 5, 1997

                          INTERNET SOLUTIONS DIVISION
               (A DIVISION OF APERTUS TECHNOLOGIES INCORPORATED)

                                 BALANCE SHEETS
                                 (In Thousands)

                                            MARCH 30,       March 31,      September 28,
                                              1997            1996             1997
                                         --------------   -------------   ---------------
ASSETS                                                                      (Unaudited)
Current assets:
    Accounts receivable, less
     allowance for doubtful
     accounts of $2,835 in
     1997 and $1,439 in 1996             $       8,655    $     13,005    $        8,279
    Inventories                                    923           3,881               903
    Installment receivable - current
      portion, less allowance for
      doubtful accounts of $250 in
      1997 and $300 in 1996                        420           1,018               453
     Other                                         268             372               222
                                         -------------    ------------    --------------
        Total current assets                    10,266          18,276             9,857
                                         -------------    ------------    --------------

Property and equipment                          11,972          11,644            11,980
Accumulated depreciation                        (9,717)         (8,755)          (10,018)
                                         -------------    ------------    --------------
Net property and equipment                       2,255           2,889             1,962

Capitalized software                                 -           4,916                 -
Installment receivable - net of
 current portion                                   539           1,310               234
 Goodwill - net of accumulated
  amortization of $453 in 1997 and
  $205 in 1996                                     390           1,697               293
                                         -------------    ------------    --------------
                                                   929           7,923               527
                                         -------------    ------------    --------------
Total assets                             $      13,450    $     29,088    $       12,346
                                         =============    ============    ==============

LIABILITIES
Current liabilities:
    Accounts payable                     $       2,239    $      3,230    $        1,233
    Accrued expenses                             1,835           3,190             1,498
    Deferred revenue                             3,564           3,173             3,191
                                         -------------    ------------    --------------
Total current liabilities                        7,638            9593              5922

Inter-company payable                            5,812          19,495             6,424
                                         -------------    ------------    --------------
Total liabilities                        $      13,450    $     29,088    $       12,346
                                         =============    ============    ==============

See accompanying notes.

                          INTERNET SOLUTIONS DIVISION
               (A DIVISION OF APERTUS TECHNOLOGIES INCORPORATED)

                            STATEMENTS OF OPERATIONS
                                 (In Thousands)

                                                Year Ended                                 Six Months Ended
                              --------------------------------------------      ------------------------------------
                                MARCH 30,        March 31,        April 2,         September 28,      September 29,
                                   1997             1996            1995               1997                1996
                              -----------      -----------      ----------         ------------       -------------
                                                                                            (Unaudited)
REVENUES
Sales                         $    20,639      $    30,173      $   34,128         $      8,983       $    12,427
Services                            9,195           10,506           7,841                3,864             5,090
                              -----------      -----------      ----------         ------------       -----------
                                   29,834           40,679          41,969               12,847            17,517
COSTS AND EXPENSES
Cost of sales                       9,857           10,820           9,160                3,183             4,495
Cost of services                    3,451            4,610           3,474                1,133             1,849
Research, development and
 engineering                        7,452            9,650           8,256                2,403             3,549
Selling, general and
 administrative                    16,520           17,425          14,477                4,946             8,330
Other charges                       9,525            5,820               -                    -                 -
                              -----------      -----------      ----------         ------------       -----------
                                   46,805           48,325          35,367               11,665            18,223
                              -----------      -----------      ----------         ------------       -----------
Income (loss)                     (16,971)          (7,646)          6,602                1,182              (706)

Investment income                     155               66               -                   55                82
                              -----------      -----------      ----------         ------------       -----------
Income (loss) before
 income taxes                     (16,816)          (7,580)          6,602                1,237              (624)
Income taxes                         (180)            (100)           (100)                  (9)              (90)
                              -----------      -----------      ----------         ------------       -----------
Net income (loss)             $   (16,996)     $    (7,680)     $    6,502         $      1,228       $       714
                              ===========      ===========      ==========         ============       ===========

See accompanying notes.

                          INTERNET SOLUTIONS DIVISION
               (A DIVISION OF APERTUS TECHNOLOGIES INCORPORATED)

                            STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                               Year Ended                                 Six Months Ended
                             --------------------------------------------      ------------------------------------
                               MARCH 30,        March 31,        April 2,         September 28,      September 29,
                                  1997             1996            1995               1997              1996
                             -----------      -----------      -----------        ------------      --------------
                                                                                           (Unaudited)
OPERATING ACTIVITIES
Net income (loss)            $   (16,996)     $    (7,680)     $    6,502         $      1,288      $        (714)
Adjustments to reconcile
 net income (loss) to net
 cash (used in) provided
 by operating activities:
    Depreciation                   1,212              930             577                  301                676
    Amortization                   1,971            2,399           3,461                   97              1,386
    Write-off of assets
     due to impairment             5,910                -               -                    -                  -
    Accounts receivable            4,350            1,150          (1,032)                 376             (2,427)
    Installment
     receivables                   1,369              848             878                   20                427
    Inventories                    2,958             (755)            (34)                 272                 37
    Other current assets             104               75             226                   46                 62
    Accounts payable                (991)             492            (533)              (1,006)              (225)
    Accrued expenses              (1,355)              58          (1,095)                (337)                74
    Deferred revenue                 391              (97)            555                 (373)              (458)
                             -----------      -----------      -----------        ------------      --------------
Net cash (used in)
 provid-ed by operating
 activities                       (1,077)          (2,580)          9,505                  624             (1,162)

INVESTING ACTIVITIES
Purchase of company                    -           (4,531)              -                    -                  -
Purchase of property and
 equipment                          (703)          (1,582)           (587)                  (8)              (413)

Capitalized software              (1,533)          (2,502)         (1,903)                   -               (785)
                             -----------      -----------      -----------        ------------      --------------

Net cash used in
 investing activities             (2,236)          (8,615)         (2,490)                  (8)            (1,198)


FINANCING ACTIVITIES
Inter-company payable              3,313           11,195          (7,015)                (616)             2,360
                             -----------      -----------      -----------        ------------      --------------
Net cash provided by
 (used in) financing
 activities                        3,313           11,195          (7,015)                (616)             2,360
                             -----------      -----------      ----------         ------------      --------------

Net change in cash and
 cash equivalents                      -                -               -                    -                  -

Cash and cash equivalents:
Beginning of period                    -                -               -                    -                  -
End of period                          -                -               -                    -                  -
                             -----------      -----------      ----------         ------------      ---------------
                             $         -      $         -      $        -         $          -      $           -
                             ===========      ===========      ==========         ============      ===============

See accompanying notes.

                          INTERNET SOLUTIONS DIVISION
               (A DIVISION OF APERTUS TECHNOLOGIES INCORPORATED)

                         NOTES TO FINANCIAL STATEMENTS
                            (Dollars in Thousands)

                                March 30, 1997

       (Information as of September 28, 1997 and for the six months ended
            September 28, 1997 and September 29, 1996 is unaudited)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BUSINESS

BUSINESS

The Internet Solutions Division (ISD) of Apertus Technologies Incorporated (Apertus) designs, develops, markets, distributes and services a variety of products that help companies identify network connectivity solutions and that provide for integration of information from IBM legacy environments with open systems environments.

INTERIM FINANCIAL STATEMENTS

The accompanying unaudited financial statements as of September 28, 1997 and for the six months ended September 28, 1997 and September 29, 1996 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Results for interim periods are not necessarily indicative of results for the entire year.

FISCAL YEAR

ISD's fiscal year ends on the Sunday nearest March 31. Fiscal 1997, 1996 and 1995 were all 52-week years.

REVENUE RECOGNITION

Sales include direct sales to distributors and customers, sales-type lease contracts, and commitment contracts. Sales are generally recorded when the product is shipped, except that sales-type lease contracts are recorded as sales when the products are accepted by the customer. Under commitment contracts, the revenue attributable to the current fiscal year is recognized when the product is shipped to the distributor. Any related costs are accrued at that time.

Equipment under all other lease contracts is accounted for under thc operating method, and rental income is recognized during the period the equipment is on lease. Service revenues are recognized over the period covered by the service contract.

INVENTORY

Inventories are valued at the lower of cost or market with cost determined on a first-in, first-out basis.

                          INTERNET SOLUTIONS DIVISION
               (A DIVISION OF APERTUS TECHNOLOGIES INCORPORATED)

                         NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

                                 March 30, 1997

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated on a straight-line basis over three to ten years. Leasehold improvements are depreciated over the lesser of the lease life or the life of the improvement.

CAPITALIZED SOFTWARE

ISD, in accordance with SFAS No. 86, capitalizes software development costs by project. These capitalized costs are amortized on a straight-line basis over a period of three years or the expected life of the product, whichever is less. Research and development costs are charged to expense as incurred.

INCOME TAXES

ISD has been allocated a portion of the income tax expense recognized by Apertus for each of the fiscal years.

IMPAIRMENT OF LONG-LIVED ASSETS

ISD records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

                          INTERNET SOLUTIONS DIVISION
               (A DIVISION OF APERTUS TECHNOLOGIES INCORPORATED)

                         NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

                                 March 30, 1997

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported on the financial statements and in the accompanying notes. Actual results could differ from such estimates.

2.  INVENTORIES

Inventories consisted of the following:

                        March 30,  March 31,  September 28,
                          1997       1996         1997
                        ---------  ---------  -------------
                                               (Unaudited)
     Raw material           $ 390     $  652          $ 423
     Work-in-process          455      1,542            405
     Finished goods            78      1,687             75
                            -----     ------          -----
     Total                  $ 923     $3,881          $ 903
                            =====     ======          =====

3.  PURCHASE OF BLUELINE SOFTWARE, INC.

Effective the close of business on June 30, 1995, Apertus purchased the stock of BlueLine Software, Inc. (BlueLine). The acquisition was accounted for under the purchase method of accounting and, accordingly, the operating results of BlueLine were included in the operating results of Apertus since the date of acquisition. The operating results of BlueLine have been allocated to ISD since the date of acquisition. The balance sheets of ISD for fiscal 1997 and 1996 include the significant operating assets and liabilities of BlueLine. Pro forma results of operations its if BlueLine had been acquired at the beginning of fiscal 1995 are:


                                 Unaudited
                          -------------------------
                          Fiscal 1996   Fiscal 1995
                          ------------  -----------
     Revenues               $ 42,644      $49,048
     Net income (loss)      $(10,667)     $ 6,589

                          INTERNET SOLUTIONS DIVISION
               (A DIVISION OF APERTUS TECHNOLOGIES INCORPORATED)

                         NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

                                 March 30, 1997

4.  INSTALLMENT RECEIVABLES

Installment receivables are:


                                                   March 30,   March 31,
                                                      1997        1996
                                                   ----------  ----------
Payments to be received under sales-type leases       $1,295     $ 2,824
Less:
    Unearned income                                      (86)       (196)
    Current portion                                     (670)     (1,318)
                                                      ------     -------
Long-term portion                                     $  539     $ 1,310
                                                      ======     =======

5.  OTHER CHARGES

In the fourth quarter of fiscal 1997, Apertus recorded a charge of $10,655 against earnings for costs related to an exit plan whereby certain activities related to older generation products had been optimized. ISD was allocated $9,525 of that charge relating to write-off of capitalized software and goodwill, additional bad debt reserves and costs associated with exposures on facilities. In the first quarter of fiscal 1996, Apertus recorded a charge of $5,820 against earnings related primarily to the write-off of purchased research and development from the BlueLine acquisition and the closing of a west coast location. The total charge has been allocated to ISD.

6.  COMMITMENTS AND CONTINGENCIES

Apertus has various operating lease agreements which expire through the year 2014 for facilities located in Minnesota, New York and Western Europe. Some of these leases related to facilities used entirely by ISD, most notably in New York and Western Europe. The rental expense under all of the operating leases is consolidated and an allocation made to ISD.

7.  SUBSEQUENT EVENT

On October 31, 1997, Apertus completed the sale of all of the assets of ISD to a third party for approximately $11.4 million. In addition, the third party also assumed certain liabilities of ISD aggregating approximately $4.9 million (unaudited) and took over certain commitments of ISD.

ITEM 7(B).  PRO FORMA FINANCIAL INFORMATION


                COMPUTER NETWORK TECHNOLOGY CORPORATION ("CNT")
      AND THE INTERNET SOLUTIONS DIVISION OF APERTUS INCORPORATED ("ISD")

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
             AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                   AND FOR THE YEAR ENDED DECEMBER 31, 1996

The following unaudited pro forma combined financial information and notes present the effect of the acquisition of ISD on CNT's historical financial position and results of operations. The pro forma information has been prepared utilizing the historical consolidated financial statements of CNT for the year ended December 31, 1996 and the nine months ended September 30, 1997 and the historical consolidated financial statements of ISD for the fiscal year ended March 30, 1997 and the six months ended September 28, 1997. The pro forma combined financial information is based on CNT's preliminary review of the purchase price allocation and has been prepared and included as required by the rules and regulations of the Securities and Exchange Commission. The pro forma combined financial information does not purport to be indicative of the results that actually would have been obtained if the acquisition had been effected on the date indicated or of the results which may be obtained in the future.

The unaudited pro forma combined financial information has been prepared using the purchase method of accounting.

The unaudited pro forma combined balance sheet at September 30, 1997 is based on the historical consolidated balance sheet of CNT at September 30, 1997 and the historical consolidated balance sheet of ISD at October 24, 1997 (closing balance sheet date).

The allocation of the purchase price to the net assets of ISD for purposes of the unaudited pro forma combined financial information is based on the estimated fair values of the assets acquired and the liabilities assumed of ISD at October 24, 1997. The historical results of ISD for the quarterly period ended March 30 1997 consisting of total revenue of $5.9 million and a net loss of $13.7 million have been included in the unaudited pro forma combined statement of operations for both the year ended December 31, 1996 and the nine months ended September 30, 1997.

The unaudited pro forma combined balance sheet was prepared assuming the acquisition took place on September 30, 1997. The unaudited pro forma combined statement of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 gives effect to the acquisition as if it took place at the beginning of the respective reporting periods.

              COMPUTER NETWORK TECHNOLOGY CORPORATION ("CNT") AND
    INTERNET SOLUTIONS DIVISION OF APERTUS TECHNOLOGIES INCORPORATED ("ISD")

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997

                                 (In Thousands)

                                                        Historical
                                                 ----------------------        Pro Forma            Pro Forma
ASSETS                                               CNT          ISD         Adjustments            Combined
                                                 --------      --------     -------------         -----------
Current assets:
    Cash and cash equivalents                    $ 10,083      $      -     $                    $    10,083
    Marketable securities                          18,269             -           (11,400) (B)         6,869
    Receivables, net                               18,552         8,092              (250) (C)        26,394
    Inventories                                    12,087         1,082                               13,169
    Deferred tax asset                              2,425             -                                2,425
    Other current assets                              816            29                                  845
                                                 --------      --------     -------------        -----------
        Total current assets                       62,232         9,203           (11,650)            59,785
                                                 --------      --------     -------------        -----------

Property and equipment, net                        11,727         1,949              (949) (C)        12,727
Field support spares, net                           3,502             -               400  (C)         3,902
Deferred tax asset                                  1,052             -                                1,052
Intangible and other assets                         2,529           469                80  (A)         6,333
                                                                                    4,691  (B)
                                                                                      799  (C)
                                                                                      100  (D)
                                                                                   (2,335) (E)
                                                 --------      --------     -------------        -----------
                                                 $ 81,042      $ 11,621     $      (8,864)       $    83,799
                                                 ========      ========     =============        ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                             $  6,161      $    737     $          80  (A)   $     7,078
    Accrued liabilities                             7,969         1,252               100  (D)         9,281
    Deferred revenue                                7,711         2,923                 -             10,634
    Current installments of obligation under
      capital lease                                   179             -                                  179
                                                 --------      --------     -------------        -----------
        Total current liabilities                  22,020         4,912               180             27,112
                                                 --------      --------     -------------        -----------

Obligation under capital lease, less current
    installments                                      747             -                 -                747
Intercompany payable                                    -         6,709            (6,709) (B)             -
                                                 --------      --------     -------------        -----------
        Total liabilities                          22,767        11,621            (6,529)            27,859
                                                 --------      --------     -------------        -----------

Shareholders' equity:
    Common stock, $.01 par value; authorized
       30,000,000 shares, issued and
        outstanding
       22,283,939 at September 30, 1997 and           223             -                 -                223
       23,408,064 at December 31, 1996
    Additional paid-in capital                     54,837             -                 -             54,837
    Retained earnings                               3,618             -            (2,335) (E)         1,283
    Cumulative translation adjustment                (403)            -                 -               (403)
                                                 --------      --------     -------------        -----------
        Total shareholders' equity                 58,275             -            (2,335)            55,940
                                                 --------      --------     -------------        -----------
                                                 $ 81,042      $ 11,621     $      (8,864)       $    83,799
                                                 ========      ========     =============        ===========

See accompanying notes.

              COMPUTER NETWORK TECHNOLOGY CORPORATION ("CNT") AND
    INTERNET SOLUTIONS DIVISION OF APERTUS TECHNOLOGIES INCORPORATED ("ISD")

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                    (In Thousands, except per share amounts)

                                                        Historical
                                                 ----------------------        Pro Forma            Pro Forma
REVENUE:                                           CNT           ISD          Adjustments            Combined
                                                --------      ---------      -------------         -----------
  Product sales                                 $ 74,170      $  20,639      $           -         $    94,809
  Service fees                                    22,939          9,195                  -              32,134
                                                --------      ---------      -------------         -----------
      Total revenue                               97,109         29,834                  -             126,943
                                                --------      ---------      -------------         -----------

COST OF REVENUE:
  Cost of product sales                           25,843          9,857                400   (F)        36,100
  Cost of service fees                            17,269          3,451                150   (G)        20,870
                                                --------      ---------      -------------         -----------
      Total cost of revenue                       43,112         13,308                550              56,970
                                                --------      ---------      -------------         -----------

GROSS PROFIT                                      53,997         16,526               (550)             69,973
                                                --------      ---------      -------------         -----------

OPERATING EXPENSES:
  Selling, general and administrative             37,329         16,520                200   (F)
                                                                                      (100)  (G)        53,949
  Engineering and development                     13,996          7,452               (150)  (G)        21,298
  Other charges                                        -          9,525                                  9,525
  Purchased in process research
   and development                                     -              -              3,735   (E)         3,735
  Write-down of purchased technology               2,720              -                  -               2,720
                                                --------      ---------      -------------         -----------
      Total operating expenses                    54,045         33,497              3,685              91,227
                                                --------      ---------      -------------         -----------

LOSS FROM OPERATIONS                                 (49)       (16,971)            (4,235)            (21,254)
                                                --------      ---------      -------------         -----------

OTHER INCOME (EXPENSE):
  Interest income                                  1,859            155                  -               2,104
  Interest expense                                   (46)             -                  -                 (46)
  Other, net                                         259              -                  -                 259
                                                --------      ---------      -------------         -----------
      Other income                                 2,072            155                  -               2,227
                                                --------      ---------      -------------         -----------

INCOME (LOSS) BEFORE INCOME TAXES                  2,024        (16,816)            (4,235)            (19,027)

PROVISION (BENEFIT) FOR INCOME TAXES                 664            180             (7,979)  (H)        (7,135)
                                                --------      ---------      -------------         -----------

NET INCOME (LOSS)                               $  1,360      $  16,996      $      (3,744)        $   (11,892)
                                                ========      =========      =============         ===========

NET INCOME (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE                               $    .06                                           $      (.51)
                                                ========                                           ===========

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
 EQUIVALENT SHARES                                23,557                              (316)  (I)        23,241
                                                ========                     =============         ===========

See accompanying notes.

              COMPUTER NETWORK TECHNOLOGY CORPORATION ("CNT") AND
    INTERNET SOLUTIONS DIVISION OF APERTUS TECHNOLOGIES INCORPORATED ("ISD")

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                    (In Thousands, except per share amounts)

                                                      Historical
                                               -----------------------        Pro Forma           Pro Forma
REVENUE:                                          CNT           ISD          Adjustments           Combined
                                               --------      ---------      -------------        -----------
  Product sales                                $ 46,042      $  12,631      $           -        $    58,673
  Service fees                                   20,211          6,137                  -             26,348
                                               --------      ---------      -------------        -----------
      Total revenue                              66,253         18,768                  -             85,021
                                               --------      ---------      -------------        -----------

COST OF REVENUE:
  Cost of product sales                          14,450          6,277                300  (F)        21,299
  Cost of service fees                           13,674          1,906                113  (G)        15,421
                                               --------      ---------      -------------        -----------
      Total cost of revenue                      28,124          8,183                413             36,720
                                               --------      ---------      -------------        -----------
GROSS PROFIT                                     38,129         10,585               (413)            48,301
                                               --------      ---------      -------------        -----------
OPERATING EXPENSES:
  Selling, general and administrative            27,278          8,906                150  (F)
                                                                                      (75) (G)        36,259
  Engineering and development                    12,243          4,656               (113) (G)        16,786
  Other charges                                       -          9,525                                 9,525
  Purchased in process research
   and development                                    -              -              3,735  (E)         3,735
                                               --------      ---------      -------------        -----------
      Total operating expenses                   39,521         23,087              3,697             66,305
                                               --------      ---------      -------------        -----------
LOSS FROM OPERATIONS                             (1,392)       (12,502)            (4,100)           (18,004)
                                               --------      ---------      -------------        -----------

OTHER INCOME (EXPENSE):
  Interest income                                 1,316            109                  -              1,425
  Interest expense                                  (39)            (3)                 -                (42)
  Other, net                                        (55)             -                  -                (55)
                                               --------      ---------      -------------        -----------
      Other income                                1,222            106                  -              1,328
                                               --------      ---------      -------------        -----------

LOSS BEFORE INCOME TAXES                           (170)       (12,396)            (4,110)           (16,676)

PROVISION (BENEFIT) FOR INCOME TAXES                (62)            54             (6,246) (H)        (6,254)
                                               --------      ---------      -------------        -----------

NET INCOME (LOSS)                              $   (108)     $ (12,450)     $       2,136        $   (10,422)
                                               ========      =========      =============        ===========

NET LOSS PER COMMON AND COMMON EQUIVALENT
 SHARE                                         $   (.00)                                         $      (.45)
                                               ========                                          ===========
WEIGHTED AVERAGE NUMBER OF COMMON AND
 COMMON EQUIVALENT SHARES                        22,920                                 -  (I)        22,920
                                               ========                     =============        ===========

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. The following pro forma adjustments are reflected in the accompanying unaudited pro forma combined balance sheet and statement of operations:

(A) Estimated direct costs relating to professional fees expected to be incurred by CNT in connection with the acquisition.

(B) To record the purchase price paid by CNT for ISD which includes a cash payment of $11.4 million, plus the assumption of liabilities totaling $4.9 million.

(C) Adjustment of accounts receivable, property and equipment and field support spares acquired from ISD to estimated fair market value.

(D)  Estimated cost to move ISD employees to CNT's existing facilities.

(E) To record the allocation of a portion of the purchase price to in-process research and development activities of ISD which have not reached technological feasibility. The amount so allocated has been immediately charged to expense upon the close of the acquisition and will be reflected as an operating expense in CNT's 1997 fourth quarter results.

(F) To record the amortization expense for the other tangible assets acquired from ISD as if the acquisition took place at the beginning of the respective reporting periods.

(G) To reflect the change in depreciation expense due to the adjustments discussed in (C) above assuming the acquisition took place at the beginning of the respective reporting periods.

(H) The provision for income taxes has been adjusted to reflect the approximate income tax provision that would have been required based upon the pro forma combined results and an effective income tax rate of 37.5%.

(I) Pro forma net income (loss) per common and common equivalent share was computed by dividing pro forma net income (loss) by CNT's weighted average number of common and common equivalent shares outstanding. The effect of CNT's outstanding stock options and warrants for 1996 and the nine months ended September 30, 1997 were excluded due to their antidilutive effect.

2. In connection with the acquisition, CNT anticipates that it will incur a charge in its 1997 fourth quarter associated with the integration of ISD's business. Pursuant to the rules of the Securities and Exchange Commission, this charge has not been reflected in the accompanying unaudited pro forma combined financial information. In addition, the purchase price allocation includes preliminary estimates based upon CNT's initial review of the assets and liabilities acquired. The final allocation of the purchase price will be based in part on an independent valuation. There can be no assurance that the final purchase price allocation will be consistent with the allocation reflected in the accompanying unaudited pro forma combined financial information.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                                        COMPUTER NETWORK TECHNOLOGY CORPORATION
                                        ---------------------------------------
                                                     (Registrant)




Date:  January 7, 1998            By:  /s/  Gregory T. Barnum
                                       ----------------------
                                       Gregory T. Barnum
                                       Chief Financial Officer
                                       (Principal financial officer)

                                  By:  /s/  Jeffrey A. Bertelsen
                                       -------------------------
                                       Jeffrey A. Bertelsen
                                       Corporate Controller
                                       (Principal accounting officer)

                               INDEX TO EXHIBITS


Exhibit   Description                                              Page
-------   -----------                                              ----

10.1      Asset Purchase Agreement dated October 24, 1997,
          between CNT Acquisition I Corporation, Computer
          Network Technology Corporation and Apertus
          Technologies Incorporated and certain of its
          subsidiaries (incorporated by reference to current
          report on Form 8-K dated October 24, 1997)........Electronically Filed


23        Consent of Independent Auditors...................Electronically Filed